THIS INVESTMENT WARRANT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Dated March 19, 2001                                                  Void after
                                                                    June 3, 2012

                               INVESTMENT WARRANT

                                 DSI TOYS, INC.

      THIS CERTIFIES THAT, for cash in the amount of TWO MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($2,700,000.00) (the "Purchase Price"), MVII, LLC, a California limited liability company (the "Holder") is entitled to receive from DSI TOYS, INC., a Texas corporation (the "Company"), at any time or from time to time during the period specified in Paragraph 2, ONE MILLION EIGHT HUNDRED THOUSAND (1,800,000) fully paid and nonassessable shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). The term "Option Shares," as used herein, refers to the shares of Common Stock receivable hereunder. The term "Deemed Conversion Price," as used herein is $1.50 per Option Share and refers to the price per share this day paid by the Holder for the right to receive the Option Shares in accordance with the terms of this Investment Warrant. The Option Shares and the Deemed Conversion Price are subject to adjustment as provided in Paragraph 4.

      This Investment Warrant is subject to the following terms, provisions, and conditions:

      1. Manner of Conversion; Issuance of Certificates. Subject to the provisions set forth herein, this Investment Warrant may be converted by any Holder and/or its registered assigns, in whole or in part, by the surrender of this Investment Warrant together with a completed conversion agreement in the form attached to this Investment Warrant (the "Conversion Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder). The Option Shares received upon conversion shall be deemed to be issued to the Holder, as the record owner of such shares, as of the close of business on the date on which this Investment Warrant shall have been surrendered and the completed Conversion Agreement shall have been delivered. Certificates for the Option Shares shall be delivered to the Holder within a reasonable time, not to exceed three business days after this Investment Warrant shall have been so converted. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by such Holder.

      2. Period of Conversion. This Investment Warrant may be converted, at the option of the Holder, in whole or in part, at any time from and after June 3, 2002, until 5:00 p.m., Central time, June 3, 2012 (the "Exercise Period"), unless it expires and terminates earlier as provided herein.

      3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

            a. Shares to be Fully Paid. All Option Shares will, upon issuance in accordance with the terms of this Investment Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

            b. Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Investment Warrant, a sufficient number of shares of Common Stock to provide for the conversion of this Investment Warrant.

            c. Successors and Assigns. This Investment Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

      4. Antidilution Provisions. From and after the date of this Investment Warrant, the Deemed Conversion Price then in effect and the number of Option Shares shall be subject to adjustment from time to time as provided in this Paragraph 4. In the event that any adjustment of the Deemed Conversion Price as required herein results in a fraction of a cent, such Deemed Conversion Price shall be rounded up to the nearest cent. The initial Deemed Conversion Price that shall be subject to adjustment from time to time as provided herein shall be $1.50 per share.

            a. Adjustment of Deemed Conversion Price and Number of Shares upon Issuance of Common Stock. Except as otherwise provided in Paragraph 4(b)(vi) hereof, if and whenever on or after the date of issuance of this Investment Warrant, the Company issues or sells, or in accordance with Paragraph 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Deemed Conversion Price then in effect on the date of such issuance (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, such Deemed Conversion Price will be reduced to a price determined by multiplying the Deemed Conversion Price in effect immediately prior to the Dilutive

      Issuance by a fraction, (i) the numerator of which is equal to the sum of
      (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Paragraph 4(b) hereof, received by the Company upon such Dilutive Issuance divided by the Deemed Conversion Price in effect immediately prior to the Dilutive Issuance, and
      (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance.

            b. Effect on Deemed Conversion Price of Certain Events. For purposes of determining the adjusted Deemed Conversion Price under Paragraph 4(a) hereof, the following will be applicable:

                  i. Issuance of Rights or Options. If the Company in any manner issues or grants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Deemed Conversion Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Deemed Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                  ii. Issuance of Convertible Securities. If the Company in any
            manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Deemed Conversion Price on the date of issuance then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Deemed Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  iii. Change in Option Price or Conversion Price. If there is a change at any time in (A) the amount of additional consideration payable to the Company upon the exercise of any Options; (B) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or
            (C) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Deemed Conversion Price then in effect at such time will be readjusted to the Deemed Conversion Price which would have been in effect had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                  iv. Treatment of Expired Options and Unexercised Convertible
            Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Deemed Conversion Price then in effect will be readjusted to the Deemed Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                  v. Calculation of Consideration Received. If any Common Stock,
            Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Investment Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration at the time of issuance, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price (as defined below) thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value at the time of issuance of such portion of the net assets and business of the nonsurviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company at the time of issuance.

                  vi. Exceptions to Adjustment of Deemed Conversion Price. No
            adjustments to the Deemed Conversion Price will be made upon (A) the conversion in whole or in part of this Investment Warrant; (B) the exercise of any warrants, options or convertible securities already granted, issued and outstanding, or which the Company has committed in writing to issue, on the date of issuance of this Investment Warrant; or (C) the exercise of stock options issued under any compensatory stock option plans of the Company.

            c. Subdivision or Combination of Common Stock. From and after the date of this Investment Warrant, if the Company subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) any shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Deemed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. From and after the date of this Investment Warrant, if the Company combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) any shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Deemed Conversion Price in effect immediately prior to such combination will be proportionately increased.

            d. Adjustment in Number of Shares. Upon each adjustment of the Deemed Conversion Price pursuant to the provisions of this Paragraph 4, the number of shares of Common Stock issuable upon conversion of this Investment Warrant shall be redetermined by dividing the Purchase Price by the Deemed Conversion Price.

            e. Consolidation, Merger or Sale. From and after the date of this Investment Warrant, in case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Investment Warrant will have the right to acquire and receive such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable had this Investment Warrant been converted at that time had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to ensure that the provisions of this Paragraph 4 will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Investment Warrant.

            f. Notice of Adjustment. Upon the occurrence of any event that requires any adjustment of the Deemed Conversion Price, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Deemed Conversion Price resulting from such adjustment and the increase or decrease in the number of Option Shares upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by independent public accountants then engaged by the Company.

            g. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of this Investment Warrant. In lieu of delivering any fractional shares to which the Holders would otherwise be entitled, the number of shares of Common Stock shall be rounded to the nearest whole number.

            h. Other Notices. In case:

                  i. the Company shall declare any dividend upon the Common
            Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the Holders of the Common Stock;

                  ii. the Company shall offer for subscription pro rata to the
            Holders of the Common Stock any additional shares of stock of any class or other rights;

                  iii. there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into or sale of all or substantially all its assets to, another corporation or entity; or

                  iv. there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

      then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the Holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the legal Holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the Holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii), and (iv) above.

            i. Certain Definitions:

                  i. "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) pursuant to Paragraph 4(b)(i) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (y) pursuant to Paragraph 4(b)(ii) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

                  ii. "Market Price" as of any date, means (a) the average of the last reported sale prices on the principal trading market for the Common Stock for the five trading days immediately preceding the date of any such determination, or (b) if market value cannot be calculated as of such date on the foregoing basis, Market Price shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                  iii. "Common Stock" for the purposes of this Paragraph 4,
            includes the Common Stock or shares resulting from any subdivision or combination of such

            Common Stock, or in the case of any reorganization, reclassification, consolidation, or sale of the character referred to in Paragraph 4(e), the stock or other securities or property provided for in such Paragraph.

      5. Issue Tax. The issuance of certificates for Option Shares upon the conversion of this Investment Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Investment Warrant.

      6. No Rights or Liabilities as a Shareholder. This Investment Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Investment Warrant, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder, whether such liability is asserted by the Company or creditors of the Company.

      7. Transfer and Replacement of Investment Warrant.

            a. Restriction on Transfer. This Investment Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Investment Warrant, together with a properly executed assignment in the form attached hereto, at the office of the Company referred to in Paragraph 7(d) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(e). Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder as the owner and Holder of this Investment Warrant for all purposes, and the Company shall not be affected by any notice to the contrary.

            b. Replacement of Investment Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Investment Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Investment Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Investment Warrant of like tenor.

            c. Cancellation, Payment of Expenses. Upon the surrender of this Investment Warrant in connection with any transfer or replacement as provided in the Paragraph 7, this Investment Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder) in connection with the preparation, execution, and delivery of Investment Warrants pursuant to this Paragraph 7.

            d. Register. The Company shall maintain, at its principal executive offices (or such other office of the Company as it may designate by notice to the Holder), a register for this Investment Warrant, in which the Company shall record the name and address of the person in whose name this Investment Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Investment Warrant.

            e. Exercise or Transfer Without Registration. If, at the time of the surrender of this Investment Warrant in connection with any conversion, transfer, or exchange of this Investment Warrant, this Investment Warrant (or in the case of any exercise, the Option Shares issuable hereunder) shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange (i) that the Holder or transferee of this Investment Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, and (ii) that the Holder or transferee execute and deliver to the company an investment letter in form and substance acceptable to the Company. The first Holder of this Investment Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Investment Warrant for investment and not with a view to the distribution thereof.

            f. Legend. The Option Shares issued upon exercise of this Investment Warrant shall contain a legend stating that their transfer is subject to restriction as set forth in section 7(e) of this Investment Warrant and shall further contain the following legend:

            "THESE SECURITIES ARE SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS CONTAINED IN A SHAREHOLDERS' AND VOTING AGREEMENT OF DSI TOYS, INC. DATED AS OF APRIL 15, 1999, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPIES."

      8. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder to the Holder of this Investment Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed to such Holder at the address shown for such Holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight courier, postage prepaid and addressed to the office of the Company at 1100 W. Sam Houston Parkway North, Suite A, Houston, Texas 77043, Attention: President, or at such other address as shall have been furnished to the Holder of this Investment Warrant by notice from the Company. Any such notice, request or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 8 or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

      9. Governing Law. THIS INVESTMENT WARRANT SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW.

      10. Miscellaneous.

            a. Amendments. This Investment Warrant may only be amended by an instrument signed by the Company and the Holder.

            b. Descriptive Headings. The descriptive headings of the several paragraphs of this Investment Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions of this Investment Warrant.

            c. Severability and Savings Clause. If any one or more of the provisions contained in this Investment Warrant is for any reason (i) objected to, contested, or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry self-regulatory organization (collectively, "Governmental Authority"), or
      (ii) held to be invalid, illegal, or unenforceable in any respect, the Company and the Holder agree to negotiate in good faith to modify such objected to, contested, challenged, invalid, illegal, or unenforceable provision. It is the intention of the Company and the Holder that there shall be substituted for such objected to, contested, challenged, invalid, illegal, or unenforceable provision a provision as similar to such provision as may be possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Investment Warrant ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on the Holder and the Company as if contained in the original Investment Warrant. The invalidity, illegality, or unenforceability of any one or more provisions of this Investment Warrant will not affect the validity and enforceability of any other provisions of this Investment Warrant.

      IN WITNESS WHEREOF, the undersigned has executed this Investment Warrant as of the date first set forth above.

                                            DSI TOYS, INC.


                                            By: /s/ Robert L. Weisgarber
                                               --------------------------------
                                            Name: Robert L. Weisgarber
                                                 ------------------------------
                                            Title: CFO
                                                  -----------------------------

                              [FORM OF ASSIGNMENT]

                   (To be executed by the registered Holder if
             such Holder desires to transfer the Investment Warrant)

      FOR VALUE RECEIVED, ___________________________________________________
hereby sells, assigns and transfer unto

         Name:        _______________________________________
         Address:     _______________________________________

         Taxpayer ID/Social Security No.: ______________________________________

the accompanying Investment Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:

attorney, to transfer the accompanying Investment Warrant on the books of the Company, with full power of substitution. The transferee's tax identification or social security number is: ______________________________.

Dated: ___________________, 200__.

                                            [HOLDER]

                                            By: ________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                     NOTICE

      The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Investment Warrant or any prior assignment thereof in every particular, without alteration or enlargement or change whatsoever.

                               [FORM OF ELECTION]

                   (To be executed by the registered Holder if
             such Holder desires to convert the Investment Warrant)

To: _______________________________

The undersigned hereby irrevocably elects to convert the accompanying Investment Warrant to receive _________ shares of Common Stock issuable thereunder and requests that certificates for such shares be issued in the name of:

         Name:        _______________________________________
         Address:     _______________________________________

         Taxpayer ID/Social Security No.: ______________________________________

The undersigned represents that it is acquiring the shares of Common Stock for its own account and not with a view to distributions, and it will not sell these shares unless they have been registered under the Securities Act of 1933 or an exemption from such registration requirement is available.

If such number of shares of Common Stock shall not be all the shares of Common Stock into which the accompanying Investment Warrant may be converted, a new Investment Warrant for the balance remaining of such shares of Common Stock shall be registered in the name of and delivered to:

         Name:        _______________________________________
         Address:     _______________________________________

         Taxpayer ID/Social Security No.: ______________________________________

Dated: _____________________________, 200__.

                                            [HOLDER]

                                            By: ________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                     NOTICE

      The signature to the foregoing Election must correspond to the name as written upon the face of the accompanying Investment Warrant or any prior assignment thereof in every particular, without alteration or enlargement or change whatsoever.